Supplemental Financial Information Third Quarter 2023 investors.ironmountain.com

Table of Contents Section I - Q3 Earnings Press Release Q3 2023 Earnings Press Release 3 Section II - Financial Highlights and Organic Growth Financial and Operating Highlights 6 Organic Revenue Growth 7 Section III - Operational Metrics Global Storage Volume 8 Quarterly Operating Performance 9 Year to Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Quarterly Condensed Consolidated Statements of Operations 12 Year to Date Consolidated Statements of Operations 13 Quarterly and Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Quarterly and Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO 16 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO 18 Section V - Storage and Service Reconciliation Quarterly Storage Rental and Service Business Detail 20 Year to Date Storage and Service Business Detail 21 Section VI - Real Estate Metrics Global Real Estate Portfolio and Lease Obligations 22 Facility Lease Expirations 22 Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 23 Data Center Operating Portfolio and Total Potential Capacity 24 Data Center Expansion and Development Activity 25 Section VIII - Capitalization and Debt Maturity Profile Capitalization 26 Total Borrowings Maturity Schedule 26 Debt Maturity Profile 26 Section IX - Capital Expenditures Quarterly and Year to Date Capital Expenditures and Investments 27 Section X - Appendix and Definitions Appendix and Definitions 28 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended September 30, 2023 unless noted Unaudited investors.ironmountain.com Q3 2023 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q3 Earnings Press Release

Iron Mountain Reports Third Quarter Results

-- Net Income of $91 million; Achieves record quarterly Revenue and Adjusted EBITDA --

-- Data Center: Leased 65 megawatts in 3Q for a total of 120 megawatts year to date --

–Signs Agreement to Acquire Regency Technologies to expand ALM business –

PORTSMOUTH, N.H. – November 2, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management, innovative storage, data center infrastructure, and asset lifecycle management, announces financial results for the third quarter of 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are delighted to have achieved outstanding performance in the third quarter, again resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "The results of Project Matterhorn's enhanced operating model characterized by cross-selling our products and services is succeeding, and our strong growth reflects the drive and dedication of our Mountaineers as we continue our climb toward ever greater heights. We are also pleased to announce that we have signed an agreement to acquire Regency Technologies, which will add operational scale and deepen our capabilities in Asset Lifecycle Management."

Financial Performance Highlights for the Third Quarter of 2023

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/23	9/30/22	Reported $	Constant Fx	9/30/23	9/30/22	Reported $	Constant Fx
Storage Rental Revenue	$859	$760	13%	12%	$2,500	$2,265	10%	11%
Service Revenue	$530	$527	1%	—	$1,561	$1,560	—	1%
Total Revenue	**$1,389**	**$1,287**	**8%**	**7%**	**$4,061**	**$3,825**	**6%**	**7%**
Net Income	$91	$193	(53)%		$158	$436	(64)%	
Reported EPS	$0.31	$0.66	(53)%		$0.53	$1.49	(64)%	
Adjusted EPS	$0.45	$0.48	(6)%		$1.28	$1.34	(4)%	
Adjusted EBITDA	$500	$469	7%	6%	$1,436	$1,355	6%	7%
Adjusted EBITDA Margin	*36.0%*	*36.5%*	*-50 bps*		*35.4%*	*35.4%*	*0 bps*	
AFFO	$290	$288	1%		$851	$823	3%	
AFFO per share	$0.99	$0.98	1%		$2.90	$2.82	3%	

- Total reported revenues for the third quarter were $1.4 billion, compared with $1.3 billion in the third quarter of 2022, an increase of 7.9%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 6.8% compared to the prior year, driven by a 11.6% increase in storage rental revenue. Service revenue growth increased 3.8% on a constant currency basis excluding the ALM business. Year to date, total reported revenues increased 6.2%, or 6.8% excluding the impact of Fx.
- Net Income for the third quarter was $91.4 million, compared with $192.9 million in the third quarter of 2022. Year to date, net income was $158.1 million, compared with $436.5 million in 2022.
- Adjusted EBITDA for the third quarter was $500.0 million, compared with $469.4 million in the third quarter of 2022, an increase of 6.5%. On a constant currency basis, Adjusted EBITDA increased by 5.6% in the third quarter, driven by the increase in storage rental revenue and data center commencements. On a constant currency basis, year to date Adjusted EBITDA increased 6.6%.
- FFO (Normalized) per share was $0.76 for the third quarter, compared with $0.76 in the third quarter of 2022. Year to date, FFO (Normalized) per share was $2.19, compared with $2.17 in 2022, or an increase of 0.9%.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q3 Earnings Press Release

- AFFO was $290.1 million for the third quarter, compared with $288.0 million in the third quarter of 2022, an increase of 0.8%, driven by improved Adjusted EBITDA partially offset by higher cash taxes and higher interest expenses. Year to date, AFFO was $851.2 million, compared with $823.1 million in 2022, or an increase of 3.4%.

- AFFO per share was $0.99 for the third quarter, compared with $0.98 in the third quarter of 2022. Year to date, AFFO per share was $2.90, compared with $2.82 in 2022, or an increase of 2.8%.

- Announcing the acquisition (subject to customary closing conditions) of Regency Technologies, a company with trailing four quarter revenues in excess of $100 million in the ALM space. The initial purchase price is $200 million, with $125 million to be paid at close and the remainder due in 2025, which represents an approximate 7.5x multiple of EBITDA. The acquisition also features a potential performance based earn-out, which would be payable in 2027, if earned.

Dividend

On November 2, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the fourth quarter. The fourth quarter 2023 dividend is payable on January 4, 2024, for shareholders of record on December 15, 2023.

Guidance

Iron Mountain affirmed full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)

($ in millions, except per share data)	2023 Guidance	Y/Y % Change at Midpoint
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management, innovative storage, data center infrastructure, and asset lifecycle management. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers' work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formally Twitter) and LinkedIn.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 Section I - Q3 Earnings Press Release investors.ironmountain.com Q3 2023 Supplemental Financial Information 5

Section II - Financial Highlights and Organic Growth

Facts and Figures

$5.3 Billion
Trailing Twelve-Month Revenue

~26,000
Employees

89 million+
Pieces of Media

225,000+
Customer Accounts

~1,400
Facilities Worldwide

~730 million
Cubic Feet of Global Storage Volume

Financial Highlights

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Storage Rental Revenue	$858,656	$830,756	$810,089	$769,457	$760,370
Service Revenue	$529,519	$527,180	$504,260	$509,592	$526,575
Total Revenues	**$1,388,175**	**$1,357,936**	**$1,314,349**	**$1,279,049**	**$1,286,945**
Adjusted EBITDA	$499,962	$475,658	$460,808	$471,923	$469,434
Adjusted EBITDA Margin	36.0 %	35.0 %	35.1 %	36.9 %	36.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$91,043	$114	$64,595	$122,437	$192,164
Reported EPS - Fully Diluted	$0.31	$0.00	$0.22	$0.42	$0.66
Adjusted EPS	$0.45	$0.40	$0.42	$0.43	$0.48
FFO (Normalized)	$223,080	$208,113	$207,392	$216,182	$223,315
FFO (Normalized) per Share	$0.76	$0.71	$0.71	$0.74	$0.76
AFFO	$290,136	$277,029	$284,000	$286,791	$287,971
AFFO per Share	$0.99	$0.94	$0.97	$0.98	$0.98
Dividend per Share	$0.65	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	64.6 %	63.9 %	64.1 %	65.2 %	66.3 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	293,049	292,892	292,552
Net Lease-Adjusted Leverage Ratio	5.1x	5.1x	5.1x	5.1x	5.2x

Operating Highlights

	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Organic Storage Rental Revenue Growth	9.7 %	10.8 %	11.1 %	11.0 %	9.7 %
Organic Service Revenue Growth	(0.6)%	(1.4)%	2.0 %	11.8 %	21.8 %
Total Volume - Storage	731,263	730,767	730,136	729,284	732,211
Storage Facility Capacity Utilization	79.4 %	79.6 %	79.5 %	79.3 %	79.8 %
Records Management Retention Rate	93.0 %	92.8 %	93.0 %	93.3 %	93.4 %
Storage Revenue / Sq. Ft.	$9.00	$8.78	$8.64	$8.34	$8.35
Storage NOI / Sq. Ft.	$7.23	$7.10	$7.00	$6.84	$6.70
Data Center:					
Leasable Megawatts	225.2	221.2	206.9	191.6	190.6
Leased % - Stabilized	94.6 %	94.7 %	94.3 %	92.6 %	93.0 %
Leased % - Total	91.8 %	92.2 %	92.2 %	91.6 %	92.0 %
Kilowatts Leased - New/Expansion	65,355	2,690	51,770	13,657	6,901
Churn	1.0 %	1.4 %	1.5 %	0.2 %	0.6 %
Number of Facilities	24	24	24	21	20
Number of Markets	21	19	19	19	18

investors.ironmountain.com Q3 2023 Supplemental Financial Information 6

Organic Revenue Growth (1) Q3 2023 Q2 2023 YTD 2023 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 12.9% 11.6% 9.7% 10.3% 10.9% 10.8% 10.4% 10.9% 10.5% Service 0.6% (0.1)% (0.6)% (1.7)% (1.0)% (1.4)% 0.1% 0.7% 0.1% Total Revenues 7.9% 6.8% 5.5% 5.3% 6.0% 5.7% 6.2% 6.8% 6.3% Total Organic Revenue Growth 8.5% 10.0% 12.8% 14.1% 11.3% 7.5% 5.7% 5.5% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 0.0% 4.0% 8.0% 12.0% 16.0% Organic Storage Rental Revenue Growth 3.6% 6.8% 8.2% 9.7% 11.0% 11.1% 10.8% 9.7% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Organic Service Revenue Growth 17.6% 16.1% 21.1% 21.8% 11.8% 2.0% (1.4)% (0.6)% Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section II - Financial Highlights and Organic Growth investors.ironmountain.com Q3 2023 Supplemental Financial Information 7

Global Storage Volume Global RIM Corporate and Other Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 500,000 550,000 600,000 650,000 700,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Global RIM 707,608 711,549 722,582 721,945 723,331 725,665 727,496 724,480 724,926 725,510 (1) 725,907 Corporate and Other 3,734 4,223 4,250 4,301 4,322 4,336 4,715 4,804 5,210 5,256 5,356 Total Volume - Storage 711,342 715,772 726,831 726,246 727,653 730,002 732,211 729,284 730,136 730,767 731,263 Business acquisitions during the quarter (2) — 5,020 10,743 — — — 143 — — — — (1) On June 29, 2023, we acquired 100% interest in Clutter Intermediate, Inc. and control of all assets of the related Clutter joint venture, of which we had a preexisting relationship. The volume associated with this business both prior and subsequent to our acquisition is substantially consistent. (2) Volume acquired through acquisition in the quarter; this is included in Total Storage Volume. Section III - Operational Metrics investors.ironmountain.com Q3 2023 Supplemental Financial Information 8

IRON MOUNTAIN
Section III - Operational Metrics

Quarterly Operating Performance

	Q3 2023	Q2 2023	Q3 2022	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$719,560	$704,011	$650,141	10.7%	9.5%	7.9%
Service	463,092	455,856	440,961	5.0%	4.3%	4.0%
Total Revenues	$1,182,652	$1,159,867	$1,091,102	8.4%	7.4%	6.3%
Adjusted EBITDA	**$516,548**	**$499,062**	**$483,862**			
Adjusted EBITDA Margin	*43.7 %*	*43.0 %*	*44.3 %*			
Global Data Center Business						
Storage Rental	$123,655	$110,990	$96,328	28.4%	25.8%	21.7%
Service	3,880	7,043	3,981	(2.5)%	(5.6)%	(5.6)%
Total Revenues	$127,535	$118,033	$100,309	27.1%	24.5%	20.6%
Adjusted EBITDA	**$53,216**	**$53,809**	**$42,660**			
Adjusted EBITDA Margin	*41.7 %*	*45.6 %*	*42.5 %*			
Corporate and Other						
Storage Rental	$15,441	$15,755	$13,900	11.1%	9.8%	6.2%
Service	62,547	64,281	81,634	(23.4)%	(23.9)%	(25.1)%
Total Revenues	$77,988	$80,036	$95,534	(18.4)%	(19.0)%	(20.5)%
Adjusted EBITDA	**$(69,802)**	**$(77,213)**	**$(57,088)**			
Total Consolidated						
Storage Rental	$858,656	$830,756	$760,370	12.9%	11.6%	9.7%
Service	529,519	527,180	526,575	0.6%	(0.1)%	(0.6)%
Total Revenues	$1,388,175	$1,357,936	$1,286,945	7.9%	6.8%	5.5%
Adjusted EBITDA	**$499,962**	**$475,658**	**$469,434**			
Adjusted EBITDA Margin	*36.0 %*	*35.0 %*	*36.5 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

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IRON MOUNTAIN
Section III - Operational Metrics

Year to Date Operating Performance

	YTD 2023	YTD 2022	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (1)
Global RIM Business					
Storage Rental	$2,111,240	$1,949,999	8.3%	9.0%	8.8%
Service	1,357,805	1,260,470	7.7%	8.5%	9.1%
Total Revenues	$3,469,045	$3,210,469	8.1%	8.8%	8.9%
Adjusted EBITDA	**$1,493,394**	**$1,402,025**			
Adjusted EBITDA Margin	*43.0 %*	*43.7 %*			
Global Data Center Business					
Storage Rental	$342,080	$273,547	25.1%	24.4%	22.5%
Service	15,793	23,837	(33.7)%	(34.2)%	(34.0)%
Total Revenues	$357,873	$297,384	20.3%	19.7%	18.0%
Adjusted EBITDA	**$157,660**	**$126,944**			
Adjusted EBITDA Margin	*44.1 %*	*42.7 %*			
Corporate and Other					
Storage Rental	$46,181	$41,019	12.6%	12.6%	8.7%
Service	187,361	275,653	(32.0)%	(31.9)%	(37.2)%
Total Revenues	$233,542	$316,672	(26.3)%	(26.1)%	(31.3)%
Adjusted EBITDA	**$(214,626)**	**$(173,835)**			
Total Consolidated					
Storage Rental	$2,499,501	$2,264,566	10.4%	10.9%	10.5%
Service	1,560,959	1,559,959	0.1%	0.7%	0.1%
Total Revenues	$4,060,460	$3,824,525	6.2%	6.8%	6.3%
Adjusted EBITDA	**$1,436,428**	**$1,355,134**			
Adjusted EBITDA Margin	*35.4 %*	*35.4 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

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10

Condensed Consolidated Balance Sheets 9/30/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $170,502 $141,797 Accounts Receivable, Net 1,167,654 1,174,915 Prepaid Expenses and Other 278,888 230,433 Total Current Assets $1,617,044 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $9,877,866 $9,025,765 Less: Accumulated Depreciation (3,986,450) (3,910,321) Property, Plant and Equipment, Net $5,891,416 $5,115,444 Other Assets, Net: Goodwill $4,938,075 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,353,139 1,423,145 Operating Lease Right-of-Use Assets 2,620,582 2,583,704 Other 456,662 588,342 Total Other Assets, Net $9,368,458 $9,477,925 Total Assets $16,876,918 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $107,984 $87,546 Accounts Payable 448,319 469,198 Accrued Expenses and Other Current Liabilities 1,109,492 1,031,910 Deferred Revenue 325,493 328,910 Total Current Liabilities $1,991,288 $1,917,564 Long-term Debt, Net of Current Portion 11,548,229 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,479,223 2,429,167 Other Long-term Liabilities 158,446 317,376 Deferred Income Taxes 273,831 263,005 Redeemable Noncontrolling Interests 163,270 95,160 Total Long-term Liabilities $14,622,999 $13,586,157 Total Liabilities $16,614,287 $15,503,721 Equity Total Equity $262,631 $636,793 Total Liabilities and Equity $16,876,918 $16,140,514 Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2023 Supplemental Financial Information 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Condensed Consolidated Statements of Operations

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Revenues:					
Storage Rental	$858,656	$830,756	3.4 %	$760,370	12.9 %
Service	529,519	527,180	0.4 %	526,575	0.6 %
Total Revenues	**$1,388,175**	**$1,357,936**	**2.2 %**	**$1,286,945**	**7.9 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$592,201	$592,644	(0.1)%	$546,041	8.5 %
Selling, General and Administrative	315,030	311,805	1.0 %	285,299	10.4 %
Depreciation and Amortization	198,757	195,367	1.7 %	175,077	13.5 %
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(4,416)	(1,505)	193.4 %	(14,170)	(68.8)%
Total Operating Expenses	**$1,150,342**	**$1,145,410**	**0.4 %**	**$1,001,183**	**14.9 %**
Operating Income (Loss)	**$237,833**	**$212,526**	**11.9 %**	**$285,762**	**(16.8)%**
Interest Expense, Net	152,801	144,178	6.0 %	121,767	25.5 %
Other (Income) Expense, Net	(16,271)	62,950	(125.8)%	(52,870)	(69.2)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$101,303**	**$5,398**	**n/a**	**$216,865**	**(53.3)%**
Provision (Benefit) for Income Taxes	9,912	4,255	132.9 %	23,934	(58.6)%
Net Income (Loss)	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	348	1,029	(66.1)%	767	(54.6)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$91,043**	**$114**	**n/a**	**$192,164**	**(52.6)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.31	$0.00	n/a	$0.66	(53.0)%
Diluted	$0.31	$0.00	n/a	$0.66	(53.0)%
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

investors.ironmountain.com Q3 2023 Supplemental Financial Information 12

Year to Date Condensed Consolidated Statements of Operations YTD 2023 YTD 2022 % Change Revenues: Storage Rental $2,499,501 $2,264,566 10.4 % Service 1,560,959 1,559,959 0.1 % Total Revenues $4,060,460 $3,824,525 6.2 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,756,471 $1,649,139 6.5 % Selling, General and Administrative 921,355 861,416 7.0 % Depreciation and Amortization 576,218 536,946 7.3 % Acquisition and Integration Costs 13,015 38,093 (65.8) % Restructuring and Other Transformation 121,362 3,382 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (18,982) (66,124) (71.3) % Total Operating Expenses $3,369,439 $3,022,852 11.5 % Operating Income (Loss) $691,021 $801,673 (13.8) % Interest Expense, Net 434,148 351,266 23.6 % Other Expense (Income), Net 67,879 (38,186) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $188,994 $488,593 (61.3) % Provision (Benefit) for Income Taxes 30,925 52,097 (40.6) % Net Income (Loss) $158,069 $436,496 (63.8) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 2,317 1,952 18.7 % Net Income (Loss) Attributable to Iron Mountain Incorporated $155,752 $434,544 (64.2) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.53 $1.49 (64.4) % Diluted $0.53 $1.49 (64.4) % Weighted Average Common Shares Outstanding - Basic 291,805 290,673 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,615 292,294 0.5 % Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2023 Supplemental Financial Information 13

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Net Income	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Add / (Deduct):					
Interest Expense, Net	152,801	144,178	6.0 %	121,767	25.5 %
Provision (Benefit) for Income Taxes	9,912	4,255	133.0 %	23,934	(58.6)%
Depreciation and Amortization	198,757	195,367	1.7 %	175,077	13.5 %
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(4,416)	(1,505)	193.3 %	(14,170)	(68.8)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(17,626)	58,694	(130.0)%	(56,226)	(68.7)%
Stock-Based Compensation Expense	18,313	22,373	(18.2)%	14,326	27.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,060	4,054	(49.2)%	2,859	(28.0)%
Adjusted EBITDA	**$499,962**	**$475,658**	**5.1 %**	**$469,434**	**6.5 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2023	YTD 2022	% Change
Net Income	**$158,069**	**$436,496**	**(63.8)%**
Add / (Deduct):			
Interest Expense, Net	434,148	351,266	23.6 %
Provision (Benefit) for Income Taxes	30,925	52,097	(40.6)%
Depreciation and Amortization	576,218	536,946	7.3 %
Acquisition and Integration Costs	13,015	38,093	(65.8)%
Restructuring and Other Transformation	121,362	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(18,982)	(66,124)	(71.3)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	58,559	(48,814)	n/a
Stock-Based Compensation Expense	53,195	45,923	15.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	9,919	5,869	69.0 %
Adjusted EBITDA	**$1,436,428**	**$1,355,134**	**6.0 %**

investors.ironmountain.com Q3 2023 Supplemental Financial Information 14

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.31**	**$0.00**	**n/a**	**$0.66**	**(53.0)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.01	n/a	0.02	50.0 %
Restructuring and Other Transformation	0.13	0.16	(18.8)%	0.01	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.02)	(0.01)	100.0 %	(0.05)	(60.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.06)	0.20	(130.0)%	(0.19)	(68.4)%
Stock-Based Compensation Expense	0.06	0.08	(25.0)%	0.05	20.0 %
Non-Cash Amortization Related to Derivative Instruments	0.02	0.02	—	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.05)	(40.0)%	(0.01)	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.45**	**$0.40**	**12.5 %**	**$0.48**	**(6.3)%**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2023	YTD 2022	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.53**	**$1.49**	**(64.4)%**
Add / (Deduct):			
Acquisition and Integration Costs	0.04	0.13	(69.2)%
Restructuring and Other Transformation	0.41	0.01	n/a
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	—	0.02	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.06)	(0.22)	(72.7)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.20	(0.17)	n/a
Stock-Based Compensation Expense	0.18	0.16	12.5 %
Non-Cash Amortization Related to Derivative Instruments	0.06	—	n/a
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.09)	(0.09)	—
Net Income Attributable to Noncontrolling Interests	0.01	0.01	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.28**	**$1.34**	**(4.5)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months and nine months ended September 30, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters and year to date ended September 30, 2023 and 2022 was 13.3% and 16.5%, respectively, and quarter ended June 30, 2023 was 14.0%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 15

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Net Income	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Add / (Deduct):					
Real Estate Depreciation (1)	80,430	81,558	(1.4)%	74,652	7.7 %
Loss (Gain) on Sale of Real Estate, Net of Tax	750	(1,853)	(140.5)%	(15,666)	(104.8)%
Data Center Lease-Based Intangible Assets Amortization (2)	7,482	4,907	52.5 %	3,687	102.9 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	679	562	20.9 %	—	—
FFO (Nareit)	**$180,732**	**$86,317**	**109.4 %**	**$255,604**	**(29.3)%**
Add / (Deduct):					
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(5,116)	(1,417)	n/a	2,616	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(17,626)	58,694	(130.0)%	(56,226)	(68.7)%
Stock-Based Compensation Expense	18,313	22,373	(18.2)%	14,326	27.8 %
Non-Cash Amortization Related to Derivative Instruments	5,270	5,817	(9.4)%	—	—
Real Estate Financing Lease Depreciation	3,001	3,008	(0.2)%	3,020	(0.6)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(10,220)	(13,278)	(23.0)%	(5,184)	97.1 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(44)	(500)	(91.2)%	223	(119.7)%
FFO (Normalized)	**$223,080**	**$208,113**	**7.2 %**	**$223,315**	**(0.1)%**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.61	$0.29	110.3 %	$0.87	(29.9)%
FFO (Normalized)	$0.76	$0.71	7.0 %	$0.76	—
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 16

IRON MOUNTAIN

Section IV - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
FFO (Normalized)	**$223,080**	**$208,113**	**7.2 %**	**$223,315**	**(0.1)%**
Add / (Deduct):					
Non-Real Estate Depreciation	49,500	49,764	(0.5)%	36,458	35.8 %
Amortization Expense (1)	47,280	46,070	2.6 %	46,764	1.1 %
Amortization of Deferred Financing Costs	5,485	3,763	45.8 %	4,472	22.6 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,715	1,732	(1.0)%	1,851	(7.4)%
Non-Cash Rent Expense (Income)	6,119	6,603	(7.3)%	5,522	10.8 %
Reconciliation to Normalized Cash Taxes	(8,364)	(8,575)	(2.5)%	7,366	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	182	2,525	(92.8)%	1,193	(84.7)%
Less:					
Recurring Capital Expenditures	34,861	32,966	5.7 %	38,972	(10.5)%
AFFO	**$290,136**	**$277,029**	**4.7 %**	**$287,971**	**0.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.99	$0.94	5.3 %	$0.98	1.0 %
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 17

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO YTD 2023 YTD 2022 % Change Net Income $158,069 $436,496 (63.8) % Add / (Deduct): Real Estate Depreciation (1) 238,117 228,993 4.0% (Gain) Loss on Sale of Real Estate, Net of Tax (16,849) (64,430) (73.8) % Data Center Lease-Based Intangible Assets Amortization (2) 18,518 11,850 56.3 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 1,373 — — FFO (Nareit) $399,228 $612,909 (34.9) % Add / (Deduct): Acquisition and Integration Costs 13,015 38,093 (65.8) % Restructuring and Other Transformation 121,362 3,382 n/a Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) (1,983) (573) n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 58,559 (48,814) n/a Stock-Based Compensation Expense 53,195 45,923 15.8 % Non-Cash Amortization Related to Derivative Instruments 16,921 — — Real Estate Financing Lease Depreciation 8,997 10,227 (12.0) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (26,825) (26,090) 2.8 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (319) 577 (155.3) % FFO (Normalized) $642,150 $635,634 1.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.36 $2.10 (35.2) % FFO (Normalized) $2.19 $2.17 0.9 % Weighted Average Common Shares Outstanding - Basic 291,805 290,673 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,615 292,294 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. Section IV - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q3 2023 Supplemental Financial Information 18

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

	YTD 2023	YTD 2022	% Change
FFO (Normalized)	**$642,150**	**$635,634**	**1.0 %**
Add / (Deduct):			
Non-Real Estate Depreciation	140,213	111,406	25.9 %
Amortization Expense (1)	138,007	145,590	(5.2)%
Amortization of Deferred Financing Costs	13,580	13,536	0.3 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	5,207	5,532	(5.9)%
Non-Cash Rent Expense (Income)	20,158	13,033	54.7 %
Reconciliation to Normalized Cash Taxes	(17,348)	1,405	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,688	3,160	48.3 %
Less:			
Recurring Capital Expenditures	95,490	106,156	(10.0)%
AFFO	**$851,165**	**$823,140**	**3.4 %**
Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	$2.90	$2.82	2.8 %
Weighted Average Common Shares Outstanding - Basic	291,805	290,673	0.4 %
Weighted Average Common Shares Outstanding - Diluted	293,615	292,294	0.5 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 19

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$858,656**	**$830,756**	**3.4 %**	**$760,370**	**12.9 %**
Plus: Terminations/Permanent Withdrawal Fees	8,725	7,855	11.1 %	8,452	3.2 %
Total Revenue from Adjusted Storage Rental Activities	**$867,381**	**$838,612**	**3.4 %**	**$768,821**	**12.8 %**
Less: Storage Rental Expenses					
Storage Rent	119,371	117,464	1.6 %	105,991	12.6 %
Storage Rental Labor	8,777	8,395	4.6 %	7,302	20.2 %
All Other Storage Costs	127,187	124,196	2.4 %	114,911	10.7 %
Storage Rental Cost of Sales	**$255,335**	**$250,055**	**2.1 %**	**$228,205**	**11.9 %**
Storage Rental Gross Profit	**$612,046**	**$588,557**	**4.0 %**	**$540,617**	**13.2 %**
Storage Rental Gross Margin	*70.6 %*	*70.2 %*	*40 bps*	*70.3 %*	*30 bps*
Service Business Detail					
Total Service Revenue	**$529,519**	**$527,180**	**0.4 %**	**$526,575**	**0.6 %**
Less: Terminations/Permanent Withdrawal Fees	8,725	7,855	11.1 %	8,452	3.2 %
Total Revenue from Adjusted Service Activities	**$520,794**	**$519,325**	**0.3 %**	**$518,124**	**0.5 %**
Less: Service Expenses					
Service Rent	7,233	6,212	16.4 %	4,051	78.5 %
Service Labor	215,846	216,003	(0.1)%	192,435	12.2 %
All Other Service Costs	113,787	120,375	(5.5)%	121,350	(6.2)%
Service Cost of Sales	**$336,866**	**$342,589**	**(1.7)%**	**$317,836**	**6.0 %**
Service Gross Profit	**$183,928**	**$176,736**	**4.1 %**	**$200,288**	**(8.2)%**
Service Gross Margin	*35.3 %*	*34.0 %*	*130 bps*	*38.7 %*	*-340 bps*

investors.ironmountain.com
Q3 2023 Supplemental Financial Information
20

IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Year to Date Storage Rental and Service Business Detail

	YTD 2023	YTD 2022	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	**$2,499,501**	**$2,264,566**	**10.4 %**
Plus: Terminations/Permanent Withdrawal Fees	24,220	25,554	(5.2)%
Total Revenue from Adjusted Storage Rental Activities	**$2,523,721**	**$2,290,120**	**10.2 %**
Less: Storage Rental Expenses			
Storage Rent	352,985	313,702	12.5 %
Storage Rental Labor	25,011	20,996	19.1 %
All Other Storage Costs	365,691	336,035	8.8 %
Storage Rental Cost of Sales	**$743,687**	**$670,733**	**10.9 %**
Storage Rental Gross Profit	**$1,780,034**	**$1,619,387**	**9.9 %**
Storage Rental Gross Margin	*70.5 %*	*70.7 %*	*-20 bps*
Service Business Detail			
Total Service Revenue	**$1,560,959**	**$1,559,959**	**0.1 %**
Less: Terminations/Permanent Withdrawal Fees	24,220	25,554	(5.2)%
Total Revenue from Adjusted Service Activities	**$1,536,739**	**$1,534,406**	**0.2 %**
Less: Service Expenses			
Service Rent	18,431	12,193	51.2 %
Service Labor	643,539	583,702	10.3 %
All Other Service Costs	350,814	382,511	(8.3)%
Service Cost of Sales	**$1,012,784**	**$978,406**	**3.5 %**
Service Gross Profit	**$523,955**	**$556,000**	**(5.8)%**
Service Gross Margin	*34.1 %*	*36.2 %*	*-210 bps*

investors.ironmountain.com
Q3 2023 Supplemental Financial Information
21

Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 6/30/2023 (2)	237	23,845	1,135	74,763	1,372	98,608
Additions & Expansions	—	—	35	695	35	695
Dispositions & Move Outs	(2)	(50)	(21)	(676)	(23)	(726)
Total as of 9/30/2023 (3)	**235**	**23,795**	**1,149**	**74,782**	**1,384**	**98,577**
Total %	***17.0 %***	***24.1 %***	***83.0 %***	***75.9 %***		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,962
Chicago	1,282
Boston	1,154
Dallas	966
Houston	873

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (4) (% of total square feet subject to lease)


3.0%
3.8%
5.3%
4.5%
3.7%
3.0%
4.7%
4.3%
5.2%
62.5%
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.2 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Reflects adjustments to previous periods due to refinements to real estate basis.
(3) Includes 12 owned data center facilities and 5 leased data center facilities with 2.6M Sq. Ft. and 0.8M Sq. Ft., respectively.
(4) Includes financing and operating lease obligations.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 22

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2023	132	3.3	0.8%	10,386	1.7%
2024	779	23.4	5.4%	75,674	12.8%
2025	293	34.4	7.9%	78,284	13.2%
2026	214	22.0	5.1%	47,664	8.0%
2027	47	9.2	2.1%	22,517	3.8%
2028	60	57.1	13.2%	71,143	12.0%
2029	8	24.1	5.6%	22,363	3.8%
Thereafter	27	259.1	59.9%	265,490	44.7%
Total	**1,560**	**432.5**	**100.0%**	**$593,520**	**100.0%**
WALE:	**8.1 years**				

Data Center Leasing Activity Summary

	Q3 2023				YTD 2023			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	74	$9,024	65,355	$138	201	$14,341	119,815	$120
New Built to Suit leases signed	—	—	—	—	—	—	—	—
Commenced leases	82	658	4,615	142	191	4,087	39,772	103
Renewed leases	157	2,360	9,682	244	488	6,358	24,635	258
Churn	1.0%				3.9%			
Cash Mark to Market	7.9%				5.7%			
GAAP Mark to Market	11.1%				7.9%			

VA-7 Rendering


IRON MOUNTAIN

investors.ironmountain.com Q3 2023 Supplemental Financial Information 23

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	79.3%	—	—	14.2	79.3%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	34.5	100.0%	—	—	34.5	100.0%
Scottsdale						
AZS-1	5.7	100.0%	—	—	5.7	100.0%
Denver						
DEN-1	11.3	48.9%	—	—	11.3	48.9%
New Jersey						
NJE-1	16.8	94.5%	4.0	62.5%	20.8	88.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	30.0	100.0%	6.0	62.5%	36.0	93.8%
Amsterdam						
AMS-1	13.1	92.8%	—	—	13.1	92.8%
London						
LON-1	8.7	96.7%	—	—	8.7	96.7%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	4.6	100.0%	—	—	4.6	100.0%
Singapore						
SIN-1	6.8	100.0%	—	—	6.8	100.0%
Madrid						
MAD-1	1.0	45.0%	—	—	1.0	45.0%
India						
Web Werks JV	1.5	100.0%	4.7	30.2%	6.2	47.3%
Total Data Center Properties	**210.6**	**94.6%**	**14.7**	**52.2%**	**225.2**	**91.8%**

Total Potential Capacity - Megawatts

	Q3 2023	Q3 2022
Leasable	225.2	190.6
Under Construction	259.9	173.7
Held for Development	375.7	303.8
Total Data Center Portfolio	**860.8**	**668.1**

investors.ironmountain.com Q3 2023 Supplemental Financial Information 24

IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q3 2023 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$2.7	$21.4	$45.0	Q2 2025	Q2 2026	4.6
Phoenix									
AZP-2 Phase 5	6.0	6.0	100.0%	$4.4	$86.7	$95.6	Q4 2023	Q4 2023	—
AZP-2 Phase 8	6.0	6.0	100.0%	$9.1	$22.4	$39.2	Q1 2024	Q1 2024	1.5
Frankfurt									
FRA-2 Phase 2	5.2	5.2	100.0%	$14.1	$59.6	$79.1	Q4 2023	Q4 2024	0.8
Madrid									
MAD-1 Phase 1	2.0	—	—	$1.0	$4.4	$30.1	Q3 2024	Q3 2025	—
India									
Web Werks JV (1)	6.7	0.3	4.5%	—	—	—			6.8
All Other Facilities	—	—	—	—	—	—			**19.1**
Total Expansion	**30.9**	**17.5**	**56.6%**	**$31.4**	**$194.5**	**$289.0**			**32.8**
New Development									
Phoenix									
AZP-3	—	—	—	—	—	—			36.0
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt									
FRA-1 Phase 2 (2)	9.0	9.0	100.0%	—	—	—	Q1 2024	Q4 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q1 2024	Q2 2027	—
London									
LON-2 Phase 1	9.0	9.0	100.0%	$3.1	$136.8	$143.7	Q4 2023	Q4 2023	—
LON-2 Phase 2	9.0	9.0	100.0%	$8.5	$51.1	$61.0	Q1 2024	Q4 2024	—
LON-2 Phase 3	9.0	9.0	100.0%	$7.6	$26.0	$62.8	Q4 2024	Q4 2028	—
LON-3 Future Phases	—	—	—	—	—	—			25.0
Madrid									
MAD-1	—	—	—	—	—	—			76.0
Northern Virginia									
VA-3 Phase 1	10.0	10.0	100.0%	$41.2	$174.3	$201.0	Q4 2023	Q4 2023	—
VA-3 Phase 2	34.0	34.0	100.0%	$32.9	$41.0	$204.1	Q4 2024	Q4 2024	—
VA-4 (3)	32.0	32.0	100.0%	$10.3	$14.8	$96.2	Q3 2025	Q3 2025	—
VA-5 (3)	40.0	40.0	100.0%	$16.0	$21.9	$109.5	Q2 2025	Q2 2025	—
VA-6 Phase 1	16.0	16.0	100.0%	$16.0	$23.4	$178.5	Q4 2024	Q4 2024	—
VA-6 Phase 2	16.0	8.0	50.0%	—	—	$111.5	Q1 2025	Q1 2026	—
VA-7	36.0	36.0	100.0%	$1.8	$5.9	$360.0	Q4 2025	Q4 2025	—
VA Future Phases	—	—	—	—	—	—			44.0
India									
Web Werks JV (1)	—	—	—	—	—	—			99.3
Miami									
MIA-1	—	—	—	—	—	—			16.0
Total New Development	**229.0**	**221.0**	**96.5%**	**$137.4**	**$495.3**	**$1,528.3**			**342.9**
Total Development	**259.9**	**238.5**	**91.8%**	**$168.7**	**$689.7**	**$1,817.4**			**375.7**

(1) Represents a consolidated joint venture in India; operating six facilities in six markets.
(2) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(3) VA-4/5 are held by a consolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 25

IRON MOUNTAIN
Section VIII - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,481,250
Outstanding	$1,280,750
Letters of Credit	$4,463
Remaining Capacity	$1,196,037
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	7.16 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.3x
Net Total Lease-Adjusted Leverage Ratio	5.1x

Total Market Capitalization as of 09/30/2023	
# of Shares Outstanding	291,927
Share Price as of 9/30/23	$59.45
Total Market Capitalization	$17,355,084
Net Debt (1)	$11,571,238
Total Enterprise Value	$28,926,322
Net Debt to Total Enterprise Value	40.0 %
Adjusted EBITDA to Interest Expense	3.3x
Total Enterprise Value to Adjusted EBITDA (2)	15.2x

Fixed vs. Floating Rate Debt


19%
81%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/14/2022	12/13/2022

Total Long Term Debt Weighted Average Rates	
Weighted Average Interest	5.6 %
Weighted Average Maturity	5.5 Years
USD denominated	87 %

Debt Maturity Profile ($ in Millions) (3) (4)


$13
$43
$1,033
$913
$2,240
$1,334
$2,022
$1,300
$1,100
$1,350
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Revolving Credit Facility and Term Loan A
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $108.0M plus long-term debt net of current portion of $11,548.2M plus deferred financing costs of $85.5M less cash and cash equivalents of $170.5M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.
(4) In addition to the above, the company has approximately $455M of committed asset level financing for the construction of three Data Center assets in Northern Virginia.

investors.ironmountain.com Q3 2023 Supplemental Financial Information 26

IRON MOUNTAIN
Section IX - Capital Expenditures

Quarterly Capital Expenditures

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Growth:					
Data Center	$236,107	$215,455	9.6 %	$212,200	11.3 %
Real Estate	31,312	48,959	(36.0)%	47,519	(34.1)%
Innovation and Other	19,688	22,108	(10.9)%	9,850	99.9 %
Total Growth Capital Expenditures	**$287,107**	**$286,522**	**0.2 %**	**$269,569**	**6.5 %**
Recurring:					
Data Center	$5,534	$3,922	41.1 %	$3,742	47.9 %
Real Estate	15,027	14,183	6.0 %	20,622	(27.1)%
Non-Real Estate	14,300	14,861	(3.8)%	14,608	(2.1)%
Total Recurring Capital Expenditures	**$34,861**	**$32,966**	**5.7 %**	**$38,972**	**(10.5)%**
Total Growth and Recurring Capital Expenditures	**$321,968**	**$319,488**	**0.8 %**	**$308,541**	**4.4 %**
Net Change in Prepaid and Accrued Capital Expenditures	39,568	15,364	157.5 %	(41,960)	(194.3)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$361,536**	**$334,852**	**8.0 %**	**$266,581**	**35.6 %**

Year to Date Capital Expenditures

	YTD 2023	YTD 2022	% Change
Growth:			
Data Center	$653,968	$396,015	65.1 %
Real Estate	136,174	114,374	19.1 %
Innovation and Other	57,332	30,808	86.1 %
Total Growth Capital Expenditures	**$847,474**	**$541,197**	**56.6 %**
Recurring:			
Data Center	$11,949	$9,420	26.8 %
Real Estate	34,579	44,294	(21.9)%
Non-Real Estate	48,962	52,442	(6.6)%
Total Recurring Capital Expenditures	**$95,490**	**$106,156**	**(10.0)%**
Total Growth and Recurring Capital Expenditures	**$942,964**	**$647,353**	**45.7 %**
Net Change in Prepaid and Accrued Capital Expenditures	19,330	(50,552)	(138.2)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$962,294**	**$596,801**	**61.2 %**

TTM Recurring Capex as a % of Revenue (excl. Data Center)


3.0%
2.7%
2.6%
2.3%
2.3%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

TTM Data Center Recurring CapEx as a % of Data Center Revenue


4.1%
4.2%
4.0%
4.1%
4.2%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

investors.ironmountain.com
Q3 2023 Supplemental Financial Information
27

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). SRP FLS Statement: We have made statements in this Supplemental Financial Information that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this Supplemental Financial Information. Acquisition and Integration Costs: We define Acquisition and Integration Costs as operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, and system integration costs. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Non-Cash Amortization of Derivative Instruments: Includes amortization on instruments such as cross-currency swap agreements designated as a hedge of net investment. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted Funds From Operations, or AFFO: We define adjusted funds from operations or AFFO as FFO (Normalized) (1) excluding (i) non-cash rent expense (income); (ii) depreciation on non-real estate assets; (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer relationships and other intangibles (other than capitalized internal commissions); (iv) amortization of deferred financing costs and debt discount/ premium; (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases; and (vi) the impact of reconciling to normalized cash taxes; and (2) including recurring capital expenditures. We also adjust for these items to the extent Section X - Appendix and Definitions investors.ironmountain.com Q3 2023 Supplemental Financial Information 28

attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: Calculated as AFFO divided by weighted-average fully-diluted shares outstanding. Funds From Operations, FFO (Nareit), and FFO (Normalized): Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles (“FFO (Nareit)”). We calculate our FFO measures, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Terminations/Permanent Withdrawal Fees: Revenue from the preparation, documentation, and permanent withdrawal of records. Business Segments: Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (“Records Management”) for customers in 60 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations, server and computer backup services; and related services offerings (“Data Management”), (iii) Global Digital Solutions, which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, (iv) secure shredding services through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, which is a natural extension of our hardcopy records management operations, completing the lifecycle of a record, and includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide; (v) entertainment and media services which help industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets (“Entertainment Services”) and (vi) on-demand, valet storage for consumers through a strategic partnership that utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Corporate and Other: Consists primarily of our Fine Arts and asset lifecycle management ("ALM") businesses and other corporate items. Our Fine Arts business provides technical expertise in the handling, installation and storing of art (“Fine Arts”). Our ALM business provides hyperscale and corporate IT infrastructure managers with services and solutions that enable the decommissioning, data erasure processing, and disposition or sale of IT hardware and component assets. ALM services are enabled by: secure logistics, chain of custody and complete asset traceability practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. Our ALM service focuses on protecting and eradicating customer data while maintaining strong, auditable, and transparent chain of custody practices. Corporate and Other also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in the construction of data center facilities (including the acquisition of land), as well as investments to drive revenue growth, expand capacity or achieve operational or cost efficiencies. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues, extend the useful life of an asset or achieve operational or cost efficiencies. Section X - Appendix and Definitions investors.ironmountain.com Q3 2023 Supplemental Financial Information 29

Innovation and Other - Discretionary capital expenditures for significant new products and services as well as computer hardware and software to support new products and services or to achieve operational or cost efficiencies. Restructuring and other transformation costs, including Project Matterhorn, and integration costs of acquisitions are also included. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the replacement of equivalent components and overall maintenance of existing data center assets. Constant Currency: Adjusts results to normalize Fx impacts across comparable periods. Data Center Business Definitions: Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts (MW). Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as last twelve months EBITDAR divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt, including the capitalized value of lease obligations, plus six times rent expenses divided by EBITDAR. EBITDAR: Calculated as the last 12 months' earnings before interest, taxes, depreciation and amortization and rent expense (“EBITDAR”) of our consolidated subsidiaries, other than those we have designated as “Unrestricted Subsidiaries” as defined in our Credit Agreement, subject to certain adjustments and exclusions, which make the calculation of financial performance for purposes of EBITDAR calculations not directly comparable to our presentation of Adjusted EBITDA. Organic Revenue Growth: Our organic revenue growth rate, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: Calculated as one minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Storage Rev/NOI per Sq. Ft.: Calculated as storage revenue (or storage net operating income (NOI)) divided by the quarterly building square foot average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the global service business. Calculated as follows: Total Revenues from Adjusted Service Activities - Service Cost of Sales = Service Gross Profit ($) / Total Revenues from Adjusted Service Activities = Service Gross Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Storage Profit and Margin: Gross Profit and Margin attributable to the global storage business. Calculated as follows: Total Revenue from Adjusted Storage Rental Activities Section X - Appendix and Definitions investors.ironmountain.com Q3 2023 Supplemental Financial Information 30

- Storage Rental Cost of Sales = Storage Rental Gross Profit ($) / Total Revenue from Adjusted Storage Rental Activities = Storage Rental Gross Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year calculated based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Global RIM and Corporate and Other, calculated on an absolute basis in cubic feet. Section X - Appendix and Definitions investors.ironmountain.com Q3 2023 Supplemental Financial Information 31